UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 1, 2014

Qumu Corporation
(Exact name of Registrant as Specified in its Charter)

Minnesota
(State Or Other Jurisdiction Of Incorporation)

000-20728	41-1577970
(Commission File Number)	(I.R.S. Employer Identification No.)

7725 Washington Avenue South
Minneapolis, MN	55439
(Address Of Principal Executive Offices)	(Zip Code)

(952) 683-7900
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Items under Sections 1, 3 and 4 through 7 are not applicable and therefore omitted.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On April 24, 2014, Qumu Corporation (the “Company”) entered into an asset purchase agreement (the “asset purchase agreement”) with Equus Holdings, Inc. (“Equus Holdings”) and Redwood Acquisition, Inc. (now known as Rimage Corporation, “Buyer”). The terms of the asset purchase agreement were previously disclosed by the Company through, and a copy of the asset purchase agreement was furnished as an exhibit to, a Current Report on Form 8-K dated April 24, 2014 filed with the Securities and Exchange Commission on April 24, 2014.

On July 1, 2014, the parties completed the transactions contemplated by the asset purchase agreement, resulting in the sale by the Company of all of the assets primarily used in or primarily held for use in connection with its disc publishing business and the assumption by Buyer of certain agreements and liabilities of the disc publishing business. As contemplated by the asset purchase agreement, on July 1, 2014, the Company entered into a mutual transition services agreement with Buyer and entered into a lease agreement with Buyer for the lease from Buyer of a portion of the property located at 7725 Washington Avenue South.

The purchase price paid to the Company on the closing date was approximately $20.0 million with an additional $2.3 million placed in an escrow account to support the Company’s indemnification obligations under the asset purchase agreement for a fifteen-month escrow period. As described in the asset purchase agreement, the purchase price is subject to adjustment for the actual cash held by certain subsidiaries at the closing date, the actual difference between net book value at the closing date and the target net book value amount, and the actual EBITDA of the disc publishing business from June 1, 2014 through the closing date. Any adjustments required by the asset purchase agreement will be paid in cash following the closing.

ITEM 8.01	OTHER EVENTS.

On July 1, 2014, the Company issued a press release announcing the consummation of the asset purchase agreement transactions. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Attached hereto as Exhibit 99.2 is the following pro forma financial information:

(i) Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Three Months Ended March 31, 2014 and for the Year Ended December 31, 2013

(ii) Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2014

(ii) Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit No.	Exhibit Name
99.1	Press Release Issued by Qumu Corporation on July 1, 2014

99.2	Pro Forma Financial Information

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

QUMU CORPORATION

	By:	/s/ James R. Stewart
James R. Stewart
Chief Financial Officer

Date: July 8, 2014